                              EMPLOYMENT AGREEMENT

                 THIS AGREEMENT ("Agreement") is made as of the 1st day of January, 1995, by and between Ropak Corporation, a Delaware corporation (the "Company"), and C. Richard Roper (the "Employee").

                 WHEREAS, Employee was one of the founders of the Company and possesses intimate knowledge and expertise about all aspects of the business and operations of the Company;

                 WHEREAS, Employee owned a substantial equity position in the Company which he sold to LINPAC MOULDINGS LIMITED concurrent with the execution of this Agreement; and

                 WHEREAS, the Company desires to enter into an employment agreement with Employee in order to assure access to his experience with the Company and to bind him to certain noncompetition and other covenants.

                 NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties agree as follows:

                 1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, as an executive officer of the Company for a term of four years commencing as of January 1, 1995 through December 31, 1998 to perform duties associated with acting as manager of design and engineering and management of raw materials purchases similar to those duties for which he is now responsible.

                 2. Performance. The Employee agrees to devote his best efforts, energies and skills on a full time basis to the performance of his duties hereunder (except for vacations and reasonable periods of illness or incapacity). The Employee shall be deemed to have devoted his "full time" under the requirements of his employment agreement if he devotes at least 180 working days per year to the business affairs of the Company. The principal place of business at which the Employee's duties are to be performed shall be located at or within a ten mile radius of the Company's existing principal office in Fullerton, California. The Employee may be obliged, from time to time, and for reasonable periods of time, to travel in the performance of the Employee's duties.

                 3. Base Salary. During his employment, for all duties to be performed by the Employee hereunder, the Employee shall receive an annual base salary (the "Base Salary") of Two Hundred Fifty Thousand Dollars ($250,000), payable in accordance with the Company's normal payroll periods (prorated for any partial calendar year).

                 4. Benefits. During his employment, the Employee will be entitled to





                                EXHIBIT 10.17                             Page 1
receive fringe benefits comparable to those generally available to all employees of the Company (including, without limitation, health insurance for the Employee and his spouse under the Company's existing health plan or a comparable health insurance plan and the right of participation in the Company 401(k) retirement savings plan or a comparable retirement plan), reimbursement for travel and related expenses incurred for the Company's business, the right to first class domestic airline and business class international airline and first class hotel accommodations when traveling on Company business, continuation by the Company during the term of employment of premium payments on one million dollar life insurance policies for the Employee as presently constituted, and payment by the Company following retirement or in the event of pre-retirement death or employment severance of all benefits provided by the Employee's Supplemental Benefits Plan as presently constituted. In addition, the Company will continue to cover the Employee and his spouse under the Company's existing or comparable health plan at no cost to the Employee until he shall attain the age of 65, notwithstanding the termination of his employment or this Agreement for any reason prior to attaining that age. Upon termination of his employment with the Company, ownership of the Employee's life insurance policy shall be transferred to the Employee subject to the Company's right to receive certain proceeds as presently specified therein and the obligation of the Employee to make payment of premiums accruing from and after the termination of his employment with the Company.

                 5. Performance Bonus. During his employment, the Employee will be eligible to participate in an incentive bonus program providing for a payment to the Employee for each fiscal year of the Company in which he was employed, commencing with the fiscal year ending December 31, 1995, of not more than $250,000 per year, with the actual amount of such incentive bonus, if any, to be calculated in accordance with the formula set forth in Exhibit A attached hereto. Such incentive bonus shall be payable within 90 days after the end of the fiscal year to which it relates. If the employment of the Employee is terminated for any reason other than (A) acts of moral turpitude, or (B) failure on the part of the Employee to provide full time service to the Company within the meaning of Section 2 above, the Employee will be eligible to receive that percentage of his incentive bonus attributable to the full year in which his employment was terminated which is in the same proportion that the number of months worked during such year bears to twelve months, but he shall not be entitled to an incentive bonus for any subsequent year.

                 6.  Confidential Information.

                 (a) Employee acknowledges that in his position as an executive officer he has had and shall have access to and knowledge of confidential information and trade secrets of the Company. Employee covenants and agrees that he will not at any time, either during or after the term of this Agreement, except to the extent use or disclosure is required by applicable laws, or authorized in writing by the Company, directly or indirectly disclose or furnish to any other person, firm or corporation or use for his own





                                EXHIBIT 10.17                             Page 2
benefit, gain or otherwise:

                 (i) any corporate or trade name or trademark of the Company or its Affiliates for any purpose whatsoever; or

                 (ii) any and all trade secrets, confidential or proprietary information (the "Confidential Information") relating to the business of the Company, including, without limitation, financial statements, client lists, methods of doing business, manufacturing practices, techniques and processes, marketing programs and plans, customer and vendor information, know how, techniques and other data and information of a proprietary nature, of the Company and/or its Affiliates. Confidential Information shall not include information which is public knowledge or which shall become part of the public domain through no fault of the Employee or which Employee shall be able to show to have been received from a third party which shall not itself have received and does not possess the information on a confidential basis. The parties recognize that the Confidential Information, whether or not developed by Employee, is the exclusive property of the Company or its Affiliates.

                 (b) As used in this Agreement, the term "Affiliate" shall mean any other corporation or other business entity which directly, or indirectly through one or more intermediaries, controls, is under common control with or is controlled by the Company.

                 7.  Covenants Not to Compete or Solicit.

                 (a) So long as the Employee is employed by the Company and for a period of seven (7) years thereafter, the Employee shall not, directly or indirectly, by or for himself or as the agent of another or through others as his agent:

                          (i) promote, manufacture, sell, lease, license, distribute or service anywhere in the world (the "Territory") products, processes or services in existence or under development, which are similar to or in competition with those of the Company;

                          (ii) own, manage, operate, be compensated by, participate in, render advice to, have any right to or interest in any other business directly or indirectly engaged in the design, manufacture, production, sale or distribution of products, processes or services competitive with those of the Company or any Affiliate anywhere in the Territory;

                          (iii) divulge, communicate, use or disclose any nonpublic information concerning the Company, its businesses and affairs, including the Confidential Information; or





                                EXHIBIT 10.17                             Page 3

                          (iv) interfere with the business relationships or disparage the good name or reputation of the Company or any Affiliate or take any action which brings the Company or the business of the Company into public ridicule or disrepute.

                 (b) So long as the Employee is employed by the Company and for a period of seven (7) years thereafter, the Employee shall not (except in connection with the rendering of services hereunder), directly or indirectly, by or for himself, or as the agent of another, or through another as his agent:

                          (i)  solicit or accept any business from any
         customer, purchaser or supplier of the Company; provided, however, that after the termination of the Employee's employment hereunder, he may solicit or accept business from such a party as an employee of, or other adviser to, a business which is not engaged in the design, manufacture, production, sale or distribution of products, processes or services competitive with those of the Company or any Affiliate;

                          (ii) solicit for employment or employ or become employed by any customer, past, present or future employee of the Company, or request, induce or advise any employee to leave the employ of the Company; provided, however, that after the termination of the Employee's employment hereunder, the Employee may be employed by a customer or past employee of the Company if such participation is not enagaged in the design, manufacture, production, sale or distribution of products, processes or services competitive with those of the Company or any Affiliate;

                          (iii) use or disclose the names and/or addresses of any customer, purchaser, supplier or employee of the Company to any person for any purposes whatsoever.

                 (c) If the Employee violates any provision of this Section, then the Company shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, each restrictive covenant shall be deemed to have the duration specified in Subsections 7(a) and 7(b) hereof, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by the Employee.

                 (d) The Employee agrees that if Employee shall violate any of the provisions of this Section, the Company shall be entitled to an accounting and repayment of all profits, compensation, remuneration or other benefits that the Employee, directly or indirectly, may realize arising from or related to any such violation.





                                EXHIBIT 10.17                             Page 4

These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which the Company may be entitled.

                 (e) The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete described in this Section are fair, reasonable and necessary, that adequate compensation has been received by the Employee for such obligations (including compensation hereunder), and that these obligations do not prevent the Employee from earning a livelihood. If, however, for any reason any court determines that the restrictions in this Section 7 are not reasonable, that consideration is inadequate or that the Employee has been prevented from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section as will render such restrictions valid and enforceable.

                 (f) Nothing herein shall prohibit the Employee from owning in the aggregate not more than 1% of the outstanding stock of any corporation which is publicly traded and engaged in the design, manufacture, production, sale or distribution of products, processes or services competitive with those of the Company or any Affiliate, so long as the Employee has no active participation in the business of such corporation.

                 8. Consideration for Confidentiality and Noncompetition. In consideration of the covenants against competition and disclosure of Confidential Information, the Company shall pay the Employee the aggregate sum of $1,320,000, payable in equal monthly installments over a term of six years commencing with the first month after the latter of (A) the last month in which he was employed, or (B) the last month in which he is entitled to receive severance payments required under Section 9(a)(ii) below. Such payments shall be made directly to the employee and in the event of his death or disability while employed or during such six year term, then to his spouse (and if his spouse shall not survive, then to his heirs, legatees and devisees) for the remaining term of such six year payment period and notwithstanding the death or disability of the Employee.

                 9.  Termination.

                 (a)  Termination by Company.

                          (i)  Notwithstanding any other provision hereof, the
Company may terminate the Employee's employment under this Agreement without prior notice at any time subject to the provisions of this Section 9. The termination shall be evidenced by notice thereof to the Employee.

                          (ii)  If the employment of the Employee is terminated
by the Company for any reason or for no reason prior to the expiration of the term of this





                                EXHIBIT 10.17                             Page 5

Agreement, then the Employee will receive severance payments payable monthly for the remaining original term of his employment agreement equal to 150% of the amount of his aggregate base salary for such unexpired term of this Agreement; provided, however, the Company shall have no obligation to make such severance payments to the employee if his employment was terminated by reason of (y) acts of moral turpitude, or (z) failure on the part of the employee to provide full time service to the Company within the meaning of Section 2 above. For purposes hereof, the term "acts of moral turpitude" shall include, without limitation, dishonest, fraudulent or illegal conduct; misappropriation of Company funds; or breach of any statutory or common law duty of loyalty to the Company.

                 (b) Resignation and Retirement. Should the Employee elect to resign or retire voluntarily prior to the expiration of the original term of this Agreement, the Employee shall provide at least six months prior written notice to the Company of the date of his voluntary retirement or resignation except in the event his retirement or resignation is caused by death or disability. Except in the event of death or disability, failure to provide such prior six months notice shall relieve the Company from liability to pay an incentive bonus for any portion of the year in which he shall retire or resign and shall also relieve the Company from liability to pay any incentive bonus for the immediately preceding prior year if the same has accrued but is not yet payable.

                 (c) Board Resignation. Upon termination of this Agreement for any reason, Employee shall hereby be deemed to have resigned from the Company's Board of Directors effective as of the date of termination.

                 10. Remedies. The Employee acknowledges that the confidentiality and non-competition provisions contained in Section 6 and
Section 7 herein are essential to induce the Company to enter into this Agreement, that any breach thereof will result in serious and irreparable damage to the Company and that money damages will not afford the Company an adequate remedy. Therefore, if the Employee breaches any provision of Section 6 or Section 7 herein, the parties agree that the Company shall be entitled, in addition to all other rights and remedies as may be provided by law, to specific performance, as well as injunctive and other equitable relief to prevent or restrain a breach of this Agreement or to enforce this Agreement. The Company shall also be entitled to seek a protective order to ensure the continued confidentiality of the Confidential Information. Employee hereby waives any requirement of proof that such breach will cause serious or irreparable injury to the Company, or that there is not an adequate remedy at law. The existence of any claim or cause of action of the Employee against the Company or any Affiliate, whether or not predicated on the terms of this Agreement, shall not constitute a defense to the enforcement of the Employee's obligations under this Agreement. The Employee shall pay or reimburse the Company for all costs and expenses, including court costs and reasonable attorneys' fees incurred or paid by the Company in protecting or enforcing its rights and remedies hereunder.





                                EXHIBIT 10.17                             Page 6

                 11. Notice. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, commercial overnight courier (such as Express Mail, Federal Express, etc.) with written verification of receipt or by telecopy. A notice shall be deemed given: (a) when delivered by personal delivery (as evidenced by the receipt); (b) five (5) days after deposit in the mail if sent by registered or certified mail; (c) one (1) day after having been sent by commercial overnight courier as evidenced by the written verification of receipt; or (d) on the date of confirmation if telecopied, as set forth below:

                 To Employee:

                 C. Richard Roper
                 1383 North Mustang
                 Orange, CA  92667

                 To Company:

                 Ropak Corporation
                 660 South State College Blvd.
                 Fullerton, CA  92631
                 Telecopy:  (714) 447-3871
                 Attention:  Chief Financial Officer

                 With a copy to:

                 LINPAC MOULDINGS LIMITED
                 Deykin Avenue
                 Witton
                 Birmingham B6 7HY
                 ENGLAND
                 Attention:  David Williams
                 Telecopy :  011-44-021-327-6757

                 and

                 McDermott, Will & Emery
                 227 West Monroe Street
                 Chicago, Illinois  60606
                 Attention:  Stanley H. Meadows
                 Telecopy:   (312) 984-3669

Any party may change its address for receiving notice given by written notice given to the others named above.





                                EXHIBIT 10.17                             Page 7

                 12. Amendments and Waiver. No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Failure of the Company to take action with respect to any breach or violation of any provision of this Agreement by Employee, whether or not the Company had knowledge thereof, shall not operate as a waiver of any subsequent breach or violation by Employee.

                 13. Counterparts. This Agreement may be executed simultaneously in two counterparts each of which shall be deemed an original, but both of which together constitute one and the same instrument.

                 14. Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any payments hereunder.

                 15. Transferability. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns and Employee, his heirs, executors and legal representatives. Except as expressly provided herein, in no event is the Employee's right to payments hereunder assignable in any manner.

                 16. Assignment. This Agreement is for personal services and may not be assigned or pledged by Employee in any manner, by operation of law or otherwise, without the written consent of the Company.

                 17. Entire Agreement. This Agreement and the documents referred to herein contain the entire understanding among the parties with respect to the actions contemplated hereby and supersedes all other agreements, understandings and undertakings among the parties on the subject matter hereof.

                 18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of California, and the parties hereby consent to the jurisdiction of California courts over all matters relating to this Agreement.

                 19. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 20. Severability. If any provision of this Agreement shall be prohibited by or invalid under applicable law, or otherwise determined to be unenforceable, such provision shall be ineffective to the extent of such prohibition or invalidity without





                                EXHIBIT 10.17                             Page 8
invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 21. Cessation of Obligations. All obligations of the Company and rights of Employee under this Agreement shall cease upon any termination of this Agreement, except as otherwise provided herein. Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 4, 5, and 9 which by their terms survive termination of employment and the provisions of Sections 6, 7, 8, 10 and 18 shall survive any termination of this Agreement or employment and shall remain in full force and effect.

                 22. Beneficiary. As the purchaser of Employee's equity interest in the Company, LINPAC MOULDINGS LIMITED shall be entitled to enforce the provisions of Sections 6, 7 and 10 in the name of the Company and these Sections and this Section 22 shall not be amended without the prior written consent of LINPAC MOULDINGS LIMITED.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                                           ROPAK CORPORATION



                                           By: /S/ WILLIAM H. ROPER
                                             Its  Chairman



                                           /S/ C. RICHARD ROPER
                                               C. Richard Roper





                                EXHIBIT 10.17                             Page 9

                                  EXHIBIT A

                       FORMULA FOR INCENTIVE COMPENSATION


         1. In each year during the term of full time employment as defined in the employee's employment agreement, incentive compensation shall be paid to the Employee if Company Adjusted Earnings for such year (as defined below) exceeds that year's Target Base (as defined below). If the Company's Adjusted Earnings for the year shall exceed that year's Target Base, each eligible employee's incentive compensation shall be 9.26% of the amount by which Company Adjusted Earnings for the year exceeds the Target Base for the year, but in no event shall each eligible employee's incentive compensation for any year exceed the sum of $250,000.

         2.      Certain Definitions.

         (a) "Company Adjusted Earnings" shall mean the Company's income from operations determined in accordance with generally accepted accounting principles consistently applied after audit by its independent public accountants (which shall be a firm of recognized national standing), and then adjusted as follows. In calculating Company Adjusted Earnings, there shall be excluded from income or loss: (i) any extraordinary gains and losses from the sale of intangible or capital assets; (ii) any gains or losses unrelated to the current year's operations of the Company and its consolidated subsidiaries;
(iii) any corporate charges of LinPac allocated to the Company; (iv) provision for federal, provincial, state and local taxes based upon income or profits of the Company and its consolidated subsidiaries; and (v) any accruals or provisions for incentive compensation for executive and management employees of the Company, including without limitation the incentive compensation contemplated by this Agreement. The Company Adjusted Earnings shall be determined by the Company's Chief Financial Officer after receipt of audited financial statements from the Company's independent public accountants. THE PARTIES AGREE THAT COMPANY ADJUSTED EARNINGS FOR THE YEAR 1994 SHALL BE $7,156,000.

         (b)     "Target Base" in each year shall mean:

                 (i) for the fiscal year ended December 31, 1995 = $7,871,000. This equals the product, rounded down to the nearest thousand, obtained by multiplying 1.1 by actual Company Adjusted Earnings of $7,156,000 for the fiscal year ended December 31, 1994. THE RESULT OF $7,871,000 IS CALLED THE "1995 TARGET BASE".

                 (ii) for the fiscal year ended December 31, 1996 = $11,628,000. This equals the product, rounded down to the nearest thousand, obtained by multiplying 1.1 by (the 1995 Target Base plus $2,700,000). THE RESULT OF $11,628,000 IS CALLED THE "1996 TARGET BASE".





                                EXHIBIT 10.17                            Page 10

                 (iii) for the fiscal year ended December 31, 1997 = $15,760,000. This equals the product, rounded down to the nearest thousand, obtained by multiplying 1.1 by (the 1996 Target Base plus $2,700,000). THE RESULT OF $15,760,000 IS CALLED THE "1997 TARGET BASE".

                 (iv) for the fiscal year ended December 31, 1998 = $20,306,000. This equals the product, rounded down to the nearest thousand, obtained by multiplying 1.1 by (the 1997 Target Base plus $2,700,000). THE RESULT OF $20,306,000 IS CALLED THE "1998 TARGET BASE".


EXAMPLE OF APPLICATION OF FORMULA FOR INCENTIVE COMPENSATION:

         The 1995 TARGET BASE is $7,871,000  [$7,156,000 x 1.1]
         As a result, the Employee will receive 9.26% of the first $2,700,000 in actual 1995 Company Adjusted Earnings, or any part thereof, to the extent 1995 Company Adjusted Earnings exceeds $7,871,000.

         The 1996 TARGET BASE is $11,628,000  [($7,871,000 + 2,700,000)  x  1.1]
         As a result, the Employee will receive 9.26% of the first $2,700,000 in actual 1996 Company Adjusted Earnings, or any part thereof, to the extent 1996 Company Adjusted Earnings exceeds $11,628,000.

         The 1997 TARGET BASE is $15,760,000 [($11,628,000 + 2,700,000)  x  1.1]
         As a result, the Employee will receive 9.26% of the first $2,700,000 in actual 1997 Company Adjusted Earnings, or any part thereof, to the extent 1997 Company Adjusted Earnings exceeds $15,760,000.

         The 1998 TARGET BASE is $20,306,000 [($15,760,000 + 2,700,000)  x  1.1]
         As a result, the Employee will receive 9.26% of the first $2,700,000 in actual 1998 Company Adjusted Earnings, or any part thereof, to the extent 1998 Company Adjusted Earnings exceeds $20,306,000.





                                EXHIBIT 10.17                            Page 11